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                                                                   EXHIBIT 23(C)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Green Tree Financial Corporation:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the Registration Statement on Form S-4 of Conseco, Inc. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

                                               /s/ KPMG PEAT MARWICK LLP

                                          --------------------------------------
                                                  KPMG PEAT MARWICK LLP

Minneapolis, Minnesota

May 26, 1998